UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 26, 2007

SOMANTA PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-20297	20-3559330

(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19200 Von Karman Avenue, Suite 400, Irvine, CA		92612

(Address of Principal Executive Offices)		(Zip Code)

(949) 477-8090

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report.)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry into a Material Agreement.

           On April 26, 2007, Somanta Pharmaceuticals, Inc., a Delaware corporation (the “Company”), entered into a Note Purchase Agreement, a Security Agreement, a Patent Collateral Assignment and Security Agreement and a Trademark Collateral Security and Pledge Agreement (collectively, the “Loan Documents”) with Access Pharmaceuticals, Inc. (“Access”). Under the terms of the Loan Documents, Access initially loaned the Company $33,461.89. Access, in its sole discretion, may from time to time advance additional loan amounts to the Company. All amounts loaned to the Company by Access are secured by substantially all of the assets of the Company pursuant to the terms of the Loan Documents. The Note bears interest at 10% and is repayable at the earlier of: (i) August 31, 2007, or (ii) the date of the termination of the Agreement and Plan of Merger dated as of August 18, 2007 between the Company and Access.

Item 2.03.      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

          The disclosure regarding the Company’s entry into the Loan Documents contained in Item 1.01 above is incorporated herein by reference.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOMANTA PHARMACEUTICALS, INC.

By:	/s/ Terrance J. Bruggeman

Terrance J. Bruggeman
Executive Chairman

Dated:  April 30, 2007